                                              FINANCIAL STATEMENTS AND AUDITOR REPORTS

                                                    Index to Financial Statements
                                                    -----------------------------

CONSOLIDATED FINANCIAL STATEMENTS OF TOUCHSTONE RESOURCES USA, INC.:                                                Reference
Independent Auditors' Report - Wrinkle, Gardner & Company, P.C.                                                        F-2
Consolidated Balance Sheets as of September 30, 2003 and 2002                                                          F-3
Consolidated Statements of Operations and Accumulated Deficit for the two years ended September 30, 2003               F-4
Consolidated Statements of Cash Flows for the two years ended September 30, 2003                                       F-5
Notes to Consolidated Financial Statements                                                                             F-6

CONSOLIDATED FINANCIAL STATEMENTS OF TOUCHSTONE RESOURCES USA, INC.
Condensed Consolidated Balance Sheets as of December 31, 2003 (unaudited) and September 31, 2003                       F-12
Condensed Consolidated Statements of Operations for the three months ended December 31, 2003 and 2002 (unaudited)      F-13
Condensed Consolidated Statements of Cash Flows for the three months ended December 31, 2003 and 2002 (unaudited)      F-14
Notes to Condensed Consolidated Financial Statements                                                                   F-15

CONSOLIDATED FINANCIAL STATEMENTS OF TOUCHSTONE RESOURCES USA, INC.
Condensed Consolidated Balance Sheets as of December 31, 2002 (unaudited) and September 31, 2002                       F-17
Condensed Consolidated Statements of Operations for the three months ended December 31, 2002 and 2001 (unaudited)      F-18
Condensed Consolidated Statements of Cash Flows for the three months ended December 31, 2002 and 2001 (unaudited)      F-19
Notes to Condensed Consolidated Financial Statements                                                                   F-20

FINANCIAL STATEMENTS OF KNOX MISS PARTNERS, L.P.
Independent Auditors' Report - L J Soldinger Associates                                                                F-22
Balance Sheet as of December 31, 2003                                                                                  F-23
Statement of Operations for the two years ended December 31, 2003 and the period from March 23, 2002 (inception)
      Through December 31, 2003                                                                                        F-24
Statement of Changes in Partners' Capital                                                                              F-25
Statements of Cash Flows for the two years ended December 31, 2003 and the period from March 23, 2002 (inception)
      Through December 31, 2003                                                                                        F-26
Notes to Financial Statements                                                                                          F-27

FINANCIAL STATEMENTS OF LOUISIANA SHELF PARTNERS, L.P.
Independent Auditors' Report - Morgenstern & Associates                                                                F-35
Balance Sheet as of December 31, 2003                                                                                  F-36
Statements of Operations and Partners' Capital for the year ended December 31, 2003 and for the period from
      November 19, 2002 (inception) through December 31, 2003 and 2002                                                 F-37
Statements of Cash Flows for the year ended December 31, 2003 and for the period from
      November 19, 2002 (inception) through December 31, 2003 and 2002                                                 F-38
Notes to Financial Statements                                                                                          F-39

PRO FORMA FINANCIAL STATEMENTS OF TOUCHSTONE RESOURCES USA, INC.
Summary                                                                                                                P-1
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004                                                    P-2
Pro Forma Condensed Combining Statements of Operations for the year ended December 31, 2003                            P-3
Notes to Condensed Consolidated Balance Sheet, Combining Statement of Operations, and Earnings Per Share Information   P-4

                        WRINKLE, GARDNER & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  P.O. Box 1707
                            Friendswood, Texas 77549
                                 (281) 992-2200


                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------


Board of Directors
Touchstone Resources USA, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Touchstone Resources USA, Inc. (a Texas corporation) and subsidiary as of September 30, 2003 and 2002, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Touchstone Resources USA, Inc. and subsidiary as of September 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Wrinkle, Gardner & Company, P.C.

Friendswood, Texas
December 19, 2003

TOUCHSTONE RESOURCES USA, INC.
CONSOLIDATED BALANCE SHEETS

                                                                                        SEPTEMBER 30
                                                                                    2003           2002
                                                                                ---------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                     $     86,927    $   161,828
  Accounts receivable and accrued revenues                                           248,423        553,548
  Other current assets                                                                30,785         36,665
                                                                                ------------    -----------
                              Total current assets                                   366,135        752,041

OIL AND GAS PROPERTIES, FULL COST METHOD
  United States-Proved properties                                                 10,669,818     10,449,575
  Accumulated depreciation, depletion and amortization                           (10,669,818)       (18,705)
                                                                                ------------    -----------
                                                                                           0     10,430,870

PROPERTY AND EQUIPMENT
  Furniture and fixtures                                                              20,611         15,470
  Office and computer equipment                                                       35,546         35,624
  Leasehold improvements                                                              11,852         11,852
                                                                                ------------    -----------
                                                                                      68,009         62,946
  Accumulated depreciation and amortization                                          (26,194)       (14,864)
                                                                                ------------    -----------
                                                                                      41,815         48,082
OTHER ASSETS
  Investments in affiliates                                                           14,741         70,338
  Other assets, net of amortization of $9,429 in 2003 and
     $3,772 in 2002                                                                        0          5,657
                                                                                ------------    -----------
                                                                                      14,741         75,995
                                                                                ------------    -----------
                                     Total assets                               $    422,691    $11,306,988
                                                                                ============    ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                         $  2,144,622    $ 1,876,628
  Note payable                                                                       121,833        110,000
  Due to affiliates                                                                  691,389        539,317
  Due to parent                                                                   15,414,311     14,023,528
                                                                                ------------    -----------
                            Total current liabilities                             18,372,155     16,549,473

STOCKHOLDER'S DEFICIT
  Common stock, no par value, 1,000,000 shares issued and outstanding                      0              0
  Paid-in capital                                                                      1,000          1,000
  Accumulated deficit                                                            (17,950,464)    (5,243,485)
                                                                                ------------    -----------
                           Total stockholder's deficit                           (17,949,464)    (5,242,485)
                                                                                ------------    -----------
                   Total liabilities and stockholder's deficit                  $    422,691    $11,306,988
                                                                                ============    ===========


See notes to consolidated financial statements.

TOUCHSTONE RESOURCES USA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                        YEAR ENDED SEPTEMBER 30
                                                                          2003          2002
                                                                      ---------------------------
Overhead income                                                       $     45,542    $    48,131
Oil and gas revenue                                                              0        108,181
Rental income                                                               26,500          2,500
Other income                                                                67,048         70,000
                                                                      ------------    -----------
         Total revenue                                                     139,090        228,812

Costs and expenses:
  Production expenses and taxes                                                  0         56,130
  Depreciation, depletion and amortization expense                          16,987         30,794
  General and administrative expenses                                    1,065,668      1,711,476
  Impairment of oil and gas properties                                  10,651,113        168,086
  Interest expense                                                       1,049,026        857,566
                                                                      ------------    -----------
         Total operating expenses                                       12,782,794      2,824,052

Other income (expense):
  Other income                                                                   0          3,020
  Write-off of investment and loans                                        (10,393)      (384,658)
  Equity in loss of unconsolidated subsidiary                              (52,882)       (72,502)
                                                                      ------------    -----------
         Total other income (expense)                                      (63,275)      (454,140)
                                                                      ------------    -----------

         Net Loss                                                      (12,706,979)    (3,049,380)

Accumulated deficit at beginning of year                                (5,243,485)    (2,194,105)
                                                                      ------------    -----------
Accumulated deficit at end of year                                    $(17,950,464)   $(5,243,485)
                                                                      ============    ===========










See notes to consolidated financial statements.

TOUCHSTONE RESOURCES USA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED SEPTEMBER 30
                                                                       2003           2002
                                                                   ---------------------------
OPERATING ACTIVITIES
  Net loss                                                         $(12,706,979)   $(3,049,380)
  Adjustments to reconcile net loss to net cash
         used in operating activities:
         Impairment of oil and gas properties                        10,651,113        168,086
         Depreciation, depletion and amortization                        16,987         30,794
         Equity in loss of unconsolidated subsidiary                     52,882         72,502
         Write-off of investment and loans                               10,393        384,658
     Changes in operating assets and liabilities:
         Accounts receivable and accrued revenues                       305,125       (552,548)
         Other current assets                                             5,880        (36,665)
         Accounts payable and accrued expenses                          267,994        340,961
                                                                   ------------    -----------
  NET CASH USED IN OPERATING ACTIVITIES                              (1,396,605)    (2,641,592)

INVESTING ACTIVITIES
  Oil and gas properties, full cost                                    (227,747)    (2,931,890)
  Proceeds from sale of operating interests                                   0      1,350,000
  Sale of operating interests                                                 0     (1,350,000)
  Purchases of property and equipment                                    (5,063)       (12,776)
  Investments in affiliates, net                                           (174)      (191,837)
  Due from related party                                                      0        (31,019)
                                                                   ------------    -----------
  NET CASH USED IN INVESTING ACTIVITIES                                (232,984)    (3,167,522)

FINANCING ACTIVITIES
  Due to affiliates                                                     152,072         40,000
  Net increase in due to parent                                       1,390,783      5,107,726
  Net increase in  note payable                                          11,833        110,000
                                                                   ------------    -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                           1,554,688      5,257,726
                                                                   ------------    -----------
         DECREASE IN CASH AND CASH EQUIVALENTS                          (74,901)      (551,388)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                          161,828        713,216
                                                                   ------------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $     86,927    $   161,828
                                                                   ============    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                                             $          0    $     6,661





See notes to consolidated financial statements.

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2003


1. GENERAL

NATURE OF BUSINESS AND CONSOLIDATION
Touchstone Resources USA, Inc. (Touchstone), a Texas corporation formed on May 12, 2000, is in the business of oil and gas exploration, development, operations, and acquisitions of oil and gas leases. Touchstone is a wholly-owned subsidiary of Touchstone Resources, Ltd., (Parent) which is publicly traded on the Canadian TSX Venture Exchange.


On May 12, 2000, the Parent subscribed for all of the issued 1,000,000 shares of common stock valued at $1,000 of Touchstone, making it a wholly owned subsidiary of the Parent. The shares were issued May 24, 2000.


The consolidated financial statements include the accounts of Touchstone and its wholly-owned subsidiary, Touchstone Resources Ventures, LLC (Ventures), a Texas limited liability company. Ventures was formed September 17, 2001 to act as general partner for the Hackberry Drilling Fund, LP which was formed to test four gas prospects in the Hackberry Trend, Jefferson County, Texas. All material intercompany accounts and transactions have been eliminated in consolidation.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.


OIL AND GAS PROPERTIES
Touchstone utilizes the full cost method to account for its investment in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves (including such costs as leasehold acquisition costs, geological expenditures, dry hole costs, tangible and intangible development costs and direct internal costs) are capitalized as the cost of oil and gas properties when incurred. To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion and amortization, exceed the discounted future net revenues of proved oil and gas reserves, net of deferred taxes, such excess capitalized costs will be charged to operations. During the year ended September 30, 2003 a charge of $10,651,113 was made for the impairment of oil and gas properties.

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2003


REVENUE RECOGNITION AND GAS IMBALANCES
The Company uses the sales method of accounting for revenue. Under this method, oil and gas revenues are recorded when oil and natural gas production is sold to purchasers on its behalf.

Gas imbalances are created, but not recorded, when the sales amount is not equal to the Company's entitled share of production. Gas imbalances as of September 30, 2003 and 2002 were insignificant.

INCOME TAXES
Deferred taxes are accounted for under the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period the change occurs.

CONCENTRATION OF CREDIT RISK
Financial instruments that could potentially subject Touchstone to concentrations of credit risk include receivables. Touchstone continuously evaluates the creditworthiness of its' customers' financial conditions in determining credit to be extended.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost. Major additions and improvements are capitalized. Replacements, maintenance, and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference net of salvage value is charged or credited to earnings.

DEPRECIATION
Provisions for depreciation are computed at rates considered to be sufficient to amortize the cost of the assets over their estimated useful lives using the straight-line method. The principal depreciation rates are based on the following estimated useful lives: office and computer equipment-5 years, furniture and fixtures-7 years.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2003

CASH AND CASH EQUIVALENTS
Touchstone considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

RECLASSIFICATIONS
Certain reclassifications of prior year amounts have been made to conform with the current year reporting format. These reclassifications had no affect on net earnings.

3. RELATED PARTY TRANSACTIONS

Touchstone has relied on loans from the Parent company to fund its operations. The loan amounts and accrued unpaid interest at 8% is classified as a current liability in the accompanying financial statements. Accrued interest was $2,338,432 and $1,301,649 as of September 30, 2003 and 2002, respectively.

4. OPERATING LEASES

The Company leases facilities and office equipment. The leases began on various dates and have terms ranging from one to four years. Rental expense related to these leases was $126,126 in 2003 and $122,850 in 2002. Future minimum lease payments are as follows: 2004 -$93,024; and 2005 - $3,237.


5. INVESTMENTS AND ADVANCES

                                                                September 30
                                                              2003       2002
                                                             -------------------
PENROD DRILLING, LLC

Touchstone has a 50% ownership in Penrod Drilling, LLC
(Penrod), which owns a drilling rig and related equipment
and supplies. During the year ended September 30, 2002, the
investment in Penrod was written down to a nominal amount.
There was no activity in Penrod for the year ended September
30, 2003.                                                    $     1     $     1


TOUCHSTONE RESOURCES - 2001 HACKBERRY DRILLING FUND, L.P.

Touchstone Ventures acts as general partner of the 2001
Hackberry Drilling Fund L.P. (Fund) and owns a 1.81% interest in the Fund. The investment is accounted for under the
equity method.                                                14,740      70,337
                                                             -------     -------
                                                             $14,741     $70,338
                                                             =======     =======

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2003


6. FEDERAL INCOME TAXES


Deferred tax assets as of September 30, 2003 and 2002 are as follows:

                                              2003         2002
                                           ----------   ---------
 Deferred tax asset                        $4,474,000   $ 848,400
 Valuation allowance                       (4,474,000)   (848,400)
                                           ----------   ---------
                                           $        0   $       0
                                           ==========   =========

Due to the uncertainty of the realization of tax carry forward items, evaluation allowances have been established in the amount of $4,474,000 and $848,400 as of September 30, 2003 and 2002, respectively. Realization of the deferred tax asset is dependent on Touchstone generating sufficient taxable income prior to the expiration of the loss carry forwards, which is uncertain. As of September 30, 2003 Touchstone had a net operating loss carry forward of approximately $12,800,000 available to offset future taxable income, which are available through 2023. The availability of the loss carry forwards may be subject to future limitation under Section 382 and 383 of the Internal Revenue Code in the event of significant changes of ownership.

The provision for income taxes for the year ended September 30, 2003 differs from the amount computed by applying the statutory federal income tax rate to income before income taxes as follows:

Income tax benefit at statutory rate (35%)              $ 4,447,443
Increase (decrease) resulting from:
Non-deductible expenses                                  (1,043,946)
                                                        -----------
Net tax benefit for year ended September 30, 2003       $ 3,403,497
                                                        ===========

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2003


7. OIL AND GAS PROPERTIES

                                                                                SEPTEMBER 30
                                                                          2003           2002
                                                                       ------------   -----------
WAHA/LOCKRIDGE PROJECT                                                 $    827,837   $   827,837

SOUTH WINK PROJECT                                                        3,293,978     3,293,978

HACKBERRY PROJECT                                                           793,428       790,728

NORTH HELL HOLE BAYOU PROJECT                                             5,057,021     4,839,478

EAST TEXAS BASIN PROJECT                                                    469,082       469,082

ST. LANDRY PROSPECT, LOUISIANA                                              228,472       228,472
                                                                       ------------   -----------
                                                                         10,669,818    10,449,575
DEPRECIATION, DEPLETION, AMORTIZATION AND IMPAIRMENT                    (10,669,818)      (18,705)
                                                                       ------------   -----------
                                                                       $          0   $10,430,870
                                                                       ============   ===========

Touchstone uses the full cost method to account for its oil and gas properties. The full cost pool includes all of the projects listed above. As of September 30, 2003, all prospects have been explored and either abandoned or sold. As of September 30, 2002, the value of the full cost pool was supported by proved undeveloped reserves in the North Hell Hole Bayou Project. During fiscal 2003, a well was drilled and after several attempts to complete the well were unsuccessful, the well was abandoned and no further exploration is planned for this project. As a result an impairment provision of $10,651,113 was recorded in fiscal 2003.

8. NOTE PAYABLE

Touchstone entered into a promissory note agreement with an investor of its parent company for $110,000, bearing interest at ten percent per annum, due November 8, 2002. As of the date of this report the note has not been paid and the balance outstanding including interest is $121,833.

TOUCHSTONE RESOURCES USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2003

9. UNUSED LETTER OF CREDIT

The Company has an unused letter of credit with a financial institution in the amount of $25,000 in favor of the Texas Railroad Commission with an expiration date of January 31, 2004.

10. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, as of September 30, 2003, Touchstone has a consolidated cumulative net loss of $17,950,464 and current liabilities exceeded current assets by $18,006,020. These factors, among others, indicates that Touchstone may be unable to continue as a going concern. The financial statements do not include any adjustment relating to the amounts and classifications of recorded assets and liabilities that might be necessary should Touchstone be unable to continue as a going concern. Touchstone's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and to attain profitable operations.

                                      TOUCHSTONE RESOURCES USA, INC.
                                   Condensed Consolidated Balance Sheets


                                                  ASSETS
                                                  ------
                                                                           December 31,      September 30,
                                                                               2003              2003
                                                                           ------------      ------------
                                                                            (Unaudited)       (Audited)
Current assets
   Cash and cash equivalents                                               $     80,695      $     86,927
   Accounts receivable and accrued revenues                                   1,638,117           248,423
   Other current assets                                                          31,185            30,785
                                                                           ------------      ------------
Total current assets                                                          1,749,997           366,135

Oil and gas properties, full cost method:
   United States - proved properties                                                  -        10,669,818
   Accumulated depreciation, depletion and amortization                               -       (10,669,818)
                                                                           ------------      ------------
                                                                                      -                 -
                                                                           ------------      ------------

Property and equipment:
   Furniture and fixtures                                                        20,611            20,611
   Office and computer equipment                                                 35,546            35,546
   Leasehold improvements                                                        11,852            11,852
                                                                           ------------      ------------
                                                                                 68,009            68,009
   Accumulated depreciation and amortization                                    (29,271)          (26,194)
                                                                           ------------      ------------
                                                                                 38,738            41,815
                                                                           ------------      ------------
Other assets:
   Investment in affiliates                                                      14,741            14,741
                                                                           ------------      ------------
                                                                                 14,741            14,741
                                                                           ------------      ------------
                                                                           $  1,803,476      $    422,691
                                                                           ============      ============

                                   LIABILITIES AND STOCKHOLDERS' DEFICIT
                                   -------------------------------------

Current liabilities
   Accounts payable and accrued expenses                                   $  3,665,828      $  2,144,622
   Notes payable                                                                124,880           121,833
   Due to affiliates                                                            691,389           691,389
   Due to parent                                                             15,820,637        15,414,311
                                                                           ------------      ------------
Total current liabilities                                                    20,302,734        18,372,155
                                                                           ------------      ------------

Stockholders' deficit
   Common stock; no par value; 1,000,000 shares issued and outstanding                -                 -
   Additional paid-in capital                                                     1,000             1,000
   Accumulated deficit                                                      (18,500,258)      (17,950,464)
                                                                           ------------      ------------
Total stockholders' deficit                                                 (18,499,258)      (17,949,464)
                                                                           ------------      ------------
                                                                           $  1,803,476      $    422,691
                                                                           ============      ============



              The accompanying notes are an integral part of these
                   condensed consolidated financial statements


                                        TOUCHSTONE RESOURCES USA, INC.
                                Condensed Consolidated Statements of Operations
                                                  (Unaudited)



                                                                                    Three Months Ended
                                                                                        December 31,
                                                                                -----------------------------
                                                                                   2003               2002
                                                                                ----------         ----------
Revenues
   Overhead income                                                              $   10,983         $   10,055
   Rental income                                                                         -              8,500
                                                                                ----------         ----------
Total revenue                                                                       10,983             18,555
                                                                                ----------         ----------

Costs and expenses:
   Production expenses and taxes                                                    11,896                505
   Depreciation, depletion and amortization expense                                  3,078              3,277
   General and administrative expenses                                             238,061            345,879
                                                                                ----------         ----------
Total operating expense                                                            253,035            349,661
                                                                                ----------         ----------

Loss from operations                                                              (242,052)          (331,106)
                                                                                ----------         ----------

Interest expense                                                                   307,742            286,976
                                                                                ----------         ----------

Net loss to common stockholders                                                 $ (549,794)        $ (618,082)
                                                                                ==========         ==========

Net loss per common share - basic and diluted                                   $    (0.55)        $    (0.62)
                                                                                ==========         ==========

Weighted average number of common shares outstanding - basic and diluted         1,000,000          1,000,000
                                                                                ==========         ==========






              The accompanying notes are an integral part of these
                   condensed consolidated financial statements

                                         TOUCHSTONE RESOURCES USA, INC.
                                Condensed Consolidated Statements of Cash Flows
                                                  (Unaudited)



                                                                                       Three Months Ended
                                                                                          December 31,
                                                                                  ----------------------------
                                                                                     2003              2002
                                                                                  -----------        ---------
Cash flows from operating activities:
   Net loss                                                                       $  (549,794)       $(618,082)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation, depletion and amortization                                          3,078            3,277
   Changes in assets and liabilities:
      Accounts receivable and accrued revenues                                     (1,389,694)         102,325
      Other current assets                                                               (400)          (9,793)
      Accounts payable and accrued expenses                                         1,828,578          340,180
                                                                                  -----------        ---------
Net cash used in operating activities                                                (108,232)        (182,093)
                                                                                  -----------        ---------

Cash flows from investing activities:
      Oil and gas properties, full cost                                                     -          (40,625)
                                                                                  -----------        ---------
Net cash used in investing activities                                                       -          (40,625)
                                                                                  -----------        ---------

Cash flows from financing activities:
    Due to affiliates                                                                       -            2,449
    Net increase in amounts due to parent                                             102,000          146,000
                                                                                  -----------        ---------
Net cash provided by financing activities                                             102,000          148,449
                                                                                  -----------        ---------

Net decrease in cash and cash equivalents                                              (6,232)         (74,269)

Cash and cash equivalents, beginning of period                                         86,927          161,828
                                                                                  -----------        ---------

Cash and cash equivalents, end of period                                          $    80,695        $  87,559
                                                                                  ===========        =========











              The accompanying notes are an integral part of these
                   condensed consolidated financial statements

                         TOUCHSTONE RESOURCES USA, INC.
              Notes to Condensed Consolidated Financial Statements




NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared by Touchstone Resources USA, Inc. (the "Company", "Touchstone"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's audited financial statements as of September 30, 2002. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending September 30, 2003.


NOTE 2 - DESCRIPTION OF BUSINESS

The Company was a Texas corporation formed on May 12, 2000 and is in the business of oil and gas exploration, development, operations, and acquisitions of oil and gas leases. Touchstone is a wholly-owned subsidiary of Touchstone Resources, Ltd., (Parent) which is publicly traded on the Canadian TSX Venture Exchange.

On May 12, 2000, Parent subscribed for all of the issued 1,000,000 shares of common stock valued at $1,000 of Touchstone, making it a wholly owned subsidiary of the Parent. The shares were issued May 24, 2000.

The consolidated financial statements include the accounts of Touchstone and its wholly-owned subsidiary, Touchstone Resources Ventures, LLC (Ventures), a Texas limited liability company. Ventures was formed September 17, 2001 to act as general partner for the Hackberry Drilling Fund, LP which was formed to test four gas prospects in the Hackberry Trend, Jefferson County, Texas. All material intercompany accounts and transactions have been eliminated in consolidation.


NOTE 3 - GOING CONCERN

The Company has incurred losses since its inception. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, as of December 31, 2003, Touchstone has a consolidated cumulative net loss of $18,500,258 and current liabilities exceeded current assets by $18,552,737. These factors, among others, indicate that Touchstone may be unable to continue as a going concern. The financial statements do not include any adjustment relating to the amounts and classifications of recorded assets and liabilities that might be necessary should Touchstone be unable to continue as a going concern. Touchstone's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and to attain profitable operations.

NOTE 4 - LOSS PER SHARE

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Since these additional common shares would have been anti-dilutive (i.e. reduce the loss per share) they were not included in the denominator. As of December 31, 2003, the Company had potentially dilutive shares of zero.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

General
-------

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
-------------------------------

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes certain policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the Prospect.

Potential Loss of Oil and Gas Interests/ Cash Calls
---------------------------------------------------

The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures ("AFE") invoice it may have to forfeit all of its rights in certain of its interests in the prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.


NOTE 6 - RECLASSIFICATIONS

For comparability purposes, certain figures for the prior year and periods have been reclassified where appropriate to conform with the financial statements for the current period. These reclassifications did not affect net loss.

                                       TOUCHSTONE RESOURCES USA, INC.
                                   Condensed Consolidated Balance Sheets


                                                   ASSETS
                                                   ------
                                                                          December 31,        September 30,
                                                                             2002                 2002
                                                                          -----------          -----------
                                                                          (Unaudited)           (Audited)
Current assets
   Cash and cash equivalents                                              $    87,559          $   161,828
   Accounts receivable and accrued revenues                                   451,223              553,548
   Other current assets                                                        46,458               36,665
                                                                          -----------          -----------

Total current assets                                                          585,240              752,041

Oil and gas properties, full cost method:
   United States - proved properties                                       10,490,200           10,449,575
   Accumulated depreciation, depletion and amortization                       (18,596)             (18,705)
                                                                          -----------          -----------
                                                                           10,471,604           10,430,870

Property and equipment:
   Furniture and fixtures                                                      15,470               15,470
   Office and computer equipment                                               35,624               35,624
   Leasehold improvements                                                      11,852               11,852
                                                                          -----------          -----------
                                                                               62,946               62,946
   Accumulated depreciation and amortization                                  (17,779)             (14,864)
                                                                          -----------          -----------
                                                                               45,167               48,082
Other assets:
   Investment in affiliates                                                    70,338               70,338
   Other assets, net of amortization of $4,243 and $3,772, respectively         5,186                5,657
                                                                          -----------          -----------
                                                                               75,524               75,995
                                                                          -----------          -----------
                                                                          $11,177,535          $11,306,988
                                                                          ===========          ===========

                                   LIABILITIES AND STOCKHOLDERS' DEFICIT
                                   -------------------------------------

Current liabilities
   Accounts payable and accrued expenses                                  $ 1,929,834          $ 1,876,628
   Notes payable                                                              113,583              110,000
   Due to affiliates                                                          541,766              539,317
   Due to parent                                                           14,452,919           14,023,528
                                                                          -----------          -----------
Total current liabilities                                                  17,038,102           16,549,473
                                                                          -----------          -----------

Stockholders' deficit
   Common stock; no par value; 1,000,000 shares issued and outstanding              -                    -
   Additional paid-in capital                                                   1,000                1,000
   Accumulated deficit                                                     (5,861,567)          (5,243,485)
                                                                          -----------          -----------
Total stockholders' deficit                                                (5,860,567)          (5,242,485)
                                                                          -----------          -----------
                                                                          $11,177,535          $11,306,988
                                                                          ===========          ===========



              The accompanying notes are an integral part of these
                   condensed consolidated financial statements

                                         TOUCHSTONE RESOURCES USA, INC.
                                Condensed Consolidated Statements of Operations
                                                  (Unaudited)


                                                                                      Three Months Ended
                                                                                         December 31,
                                                                                 -----------------------------
                                                                                    2002              2001
                                                                                 ----------        -----------
Revenues
   Overhead income                                                               $   10,055        $    10,000
   Rental income                                                                      8,500                  -
                                                                                 ----------        -----------
Total revenue                                                                        18,555             10,000
                                                                                 ----------        -----------

Costs and expenses:
   Production expenses and taxes                                                        505                  -
   Depreciation, depletion and amortization expense                                   3,277              2,731
   General and administrative expenses                                              345,879            434,549
   Impairment of oil and gas properties                                                   -            150,628
                                                                                 ----------        -----------
Total operating expense                                                             349,661            587,908
                                                                                 ----------        -----------

Loss from operations                                                               (331,106)          (577,908)
                                                                                 ----------        -----------

Other expense

   Interest expense                                                                 286,976            173,732
   Write-off of investment and loans                                                      -            358,049
   Equity loss in unconsolidated subsidiary                                               -             72,502
                                                                                 ----------        -----------
Total other expense                                                                 286,976            604,283
                                                                                 ----------        -----------

Net loss to common stockholders                                                  $ (618,082)       $(1,182,191)
                                                                                 ==========        ===========

Net loss per common share - basic and diluted                                    $    (0.62)       $     (1.18)
                                                                                 ==========        ===========
Weighted average number of common shares outstanding - basic and diluted          1,000,000          1,000,000
                                                                                 ==========        ===========





              The accompanying notes are an integral part of these
                   condensed consolidated financial statements

                         TOUCHSTONE RESOURCES USA, INC.
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                                                    Three Months Ended
                                                                                       December 31,
                                                                                ---------------------------
                                                                                  2002             2001
                                                                                ---------       -----------
Cash flows from operating activities:
   Net loss                                                                     $(618,082)      $(1,182,191)

   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation, depletion and amortization                                      3,277             2,731
      Impairment of oil and gas properties                                              -           150,628
      Write-off of investment and loans                                                 -           358,049
      Equity loss in unconsolidated subsidiary                                          -            72,502
   Changes in assets and liabilities:
      Accounts receivable and accrued revenues                                    102,325          (807,990)
      Other current assets                                                         (9,793)                -
      Accounts payable and accrued expenses                                       340,180         1,342,413
                                                                                ---------       -----------
Net cash used in operating activities                                            (182,093)          (63,858)
                                                                                ---------       -----------

Cash flows from investing activities:
      Oil and gas properties, full cost                                           (40,625)       (1,712,163)
      Investments in affiliates, net                                                    -          (215,519)
                                                                                ---------       -----------
Net cash used in investing activities                                             (40,625)       (1,927,682)
                                                                                ---------       -----------

Cash flows from financing activities:
    Due to affiliates                                                               2,449                 -
    Proceeds from notes payable                                                         -           300,000
    Net increase in due to parent                                                 146,000           988,000
                                                                                ---------       -----------
 Net cash provided by financing activities                                        148,449         1,288,000
                                                                                ---------       -----------

Net decrease in cash and cash equivalents                                         (74,269)         (703,540)

Cash and cash equivalents, beginning of period                                    161,828           713,216
                                                                                ---------       -----------
Cash and cash equivalents, end of period                                        $  87,559       $     9,676
                                                                                =========       ===========






              The accompanying notes are an integral part of these
                   condensed consolidated financial statements

                         TOUCHSTONE RESOURCES USA, INC.
              Notes to Condensed Consolidated Financial Statements



NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared by Touchstone Resources USA, Inc. (the "Company", "Touchstone"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's audited financial statements as of September 30, 2002. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending September 30, 2003.


NOTE 2 - DESCRIPTION OF BUSINESS

The Company was a Texas corporation formed on May 12, 2000 and is in the business of oil and gas exploration, development, operations, and acquisitions of oil and gas leases. Touchstone is a wholly-owned subsidiary of Touchstone Resources, Ltd., (Parent) which is publicly traded on the Canadian TSX Venture Exchange.

On May 12, 2000, Parent subscribed for all of the issued 1,000,000 shares of common stock valued at $1,000 of Touchstone, making it a wholly owned subsidiary of the Parent. The shares were issued May 24, 2000.

The consolidated financial statements include the accounts of Touchstone and its wholly-owned subsidiary, Touchstone Resources Ventures, LLC (Ventures), a Texas limited liability company. Ventures was formed September 17, 2001 to act as general partner for the Hackberry Drilling Fund, LP which was formed to test four gas prospects in the Hackberry Trend, Jefferson County, Texas. All material intercompany accounts and transactions have been eliminated in consolidation.


NOTE 3 - GOING CONCERN

The Company has incurred losses since its inception. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, as of December 31, 2002, Touchstone has a consolidated cumulative net loss of $5,861,567 and current liabilities exceeded current assets by $16,452,862. These factors, among others, indicate that Touchstone may be unable to continue as a going concern. The financial statements do not include any adjustment relating to the amounts and classifications of recorded assets. Touchstone's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and to attain profitable operations.

                         TOUCHSTONE RESOURCES USA, INC.
              Notes to Condensed Consolidated Financial Statements



NOTE 4 - LOSS PER SHARE

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Since these additional common shares would have been anti-dilutive (i.e. reduce the loss per share) they were not included in the denominator. As of December 31, 2002, the Company had potentially dilutive shares of zero.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

General
-------

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
-------------------------------

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes certain policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the Prospect.

Potential Loss of Oil and Gas Interests/ Cash Calls
---------------------------------------------------

The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures ("AFE") invoice it may have to forfeit all of its rights in certain of its interests in the prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.


NOTE 6 - RECLASSIFICATIONS

For comparability purposes, certain figures for the prior year and periods have been reclassified where appropriate to conform with the financial statements for the current period. These reclassifications did not affect net loss.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors and Shareholders
Knox Miss Partners, L.P.
Bala Cynwyd, Pennslyvania

We have audited the accompanying balance sheet of Knox Miss Partners, L.P. (a development stage entity) as of December 31, 2003, and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2003 and for the period March 23, 2002 (date of inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knox Miss Partners, L.P. as of December 31, 2003, and the results of operations, changes in partners' capital and its cash flows for the year ended December 31, 2003 and for the period March 23, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


L J SOLDINGER ASSOCIATES, LLC


Deer Park, Illinois
June 30, 2004

                                     KNOX MISS PARTNERS, L.P.
                                   (A Development Stage Entity)
                                           Balance Sheet
                                         December 31, 2003




                                              ASSETS
                                              ------

Current assets
   Cash and cash equivalents                                                           $    6,470
   Notes and interest receivable - related party                                           36,739
   Note and interest receivable                                                            10,551
   Advanced payments to operators                                                         946,691
                                                                                       ----------
Total current assets                                                                    1,000,451
                                                                                       ----------

Oil and gas properties using successful efforts:
   Undeveloped oil and gas interests                                                    2,766,623
                                                                                       ----------

                                                                                       $3,767,074
                                                                                       ==========


                                 LIABILITIES AND PARTNERS' CAPITAL
                                 ---------------------------------

Current liabilities
   Accounts payable and accrued expenses                                               $   13,221
   Note payable - related party                                                             3,500
                                                                                       ----------

Total current liabilities                                                                  16,721
                                                                                       ----------

Commitments and contingencies                                                                   -

Total partners' capital (deficit accumulated during development stage $1,821,472)       3,750,353
                                                                                       ----------
                                                                                       $3,767,074
                                                                                       ==========






   The accompanying notes are an integral part of these financial statements.

                                    KNOX MISS PARTNERS, L.P.
                                 (A Development Stage Entity)
                                   Statements of Operations






                                                        For The Year         March 23, 2002
                                                           Ended             (Inception) to
                                                     December 31, 2003      December 31, 2002
                                                     -----------------      -----------------
Revenues                                             $               -      $               -
                                                     -----------------      -----------------
Expenses
   Exploration expenses                                        309,250                150,833
   General and administrative                                  220,115                 83,404
   General and administrative - related party                   36,000                 24,000
                                                     -----------------      -----------------
Total expenses                                                 565,365                258,237
                                                     -----------------      -----------------
Loss from operations                                          (565,365)              (258,237)
                                                     -----------------      -----------------

Other (income) expense
   Interest income                                              (1,408)                     -
   Interest expense                                            408,361                      -
   Loss on settlement of lawsuit                               590,917                      -
                                                     -----------------      -----------------

Total other expense, net                                       997,870                      -
                                                     -----------------      -----------------

Net loss                                             $      (1,563,235)     $        (258,237)
                                                     =================      =================













   The accompanying notes are an integral part of these financial statements.

                                                KNOX MISS PARTNERS, L.P.
                                             (A Development Stage Entity)
                                       Statement of Changes in Partners' Capital






                                                     General Partner        Limited Partner
                                                           (1%)                  (99%)                  Total
                                                    -------------------    -------------------    -------------------
Balance at March 23, 2002 (Inception)               $              -       $              -       $              -

Capital contributed                                           27,325              3,845,000              3,872,325

Net loss                                                      (2,582)              (255,655)              (258,237)
                                                    -------------------    -------------------    -------------------

Balance at December 31, 2002                                  24,743              3,589,345              3,614,088

Capital contributed                                                -              1,699,500              1,699,500

Net loss                                                     (15,632)            (1,547,603)            (1,563,235)
                                                    -------------------    -------------------    -------------------

Balance at December 31, 2003                        $          9,111       $      3,741,242       $      3,750,353
                                                    ===================    ===================    ===================







   The accompanying notes are an integral part of these financial statements.

                                               KNOX MISS PARTNERS, L.P.
                                            (A Development Stage Entity)
                                              Statements of Cash Flows






                                                                              For The Year          March 23, 2002
                                                                                 Ended             (Inception) to
                                                                            December 31, 2003     December 31, 2002
                                                                            -----------------     -----------------
      Cash flows from operating activities:
         Net loss for year                                                  $      (1,563,235)    $        (258,237)
         Adjustments to reconcile net loss to net cash used in operating activities:
            Amortization of discount on note payable                                  352,500                     -
         Changes in assets and liabilities:
            Advanced payments to operators                                           (191,694)             (754,997)
            Other receivables                                                          (1,408)                    -
            Accounts payable and accrued expenses                                     (14,941)               28,162
                                                                            -----------------     -----------------
      Net cash used in operating activities                                        (1,418,778)             (985,072)
                                                                            -----------------     -----------------

      Cash flows from investing activities:
            Notes receivable - related party                                          (10,000)              (23,632)
            Notes receivable                                                          (10,000)                    -
            Purchase of oil and gas interests and drilling costs                     (183,760)             (922,863)
                                                                            -----------------     -----------------
      Net cash used in investing activities                                          (203,760)             (946,495)
                                                                            -----------------     -----------------

      Cash flows from financing activities:
          Repayment of loan - related party                                          (694,250)                    -
          Repayment of loan                                                        (1,200,000)                    -
          Proceeds from borrowings                                                  1,200,000                     -
          Proceeds from borrowings - related party                                    695,500                     -
          Partners' capital contributions                                           1,347,000             2,212,325
                                                                            -----------------     -----------------
      Net cash provided by financing activities                                     1,348,250             2,212,325
                                                                            -----------------     -----------------

      Net increase (decrease) in cash and cash equivalents                           (274,288)              280,758

      Cash and cash equivalents, beginning of year                                    280,758                     -
                                                                            -----------------     -----------------

      Cash and cash equivalents, end of year                                $           6,470     $         280,758
                                                                            =================     =================







   The accompanying notes are an integral part of these financial statements.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF BUSINESS

Knox Miss Partners, L.P. (the "Company" or "Knox Miss LP") is a Delaware limited partnership formed on March 23, 2002. The Company was formed to acquire interests in gas, oil and mineral leases of properties located in Mississippi.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared on the accrued basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Development Stage Enterprise
----------------------------

The Company is a Development Stage Enterprise as defined in Statements of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprise." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Oil and Gas Accounting
----------------------

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, drill and equip exploratory wells that find proved reserves, and drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, associated geological and geophysical costs, and associated costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

Valuation allowances are provided if the net capitalized costs of gas and oil properties at the field level exceed their realizable values based upon expected future cash flows.

Upon the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.
Upon the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue is recognized at the time title passes on oil and gas quantities, less any royalties due. Revenues related to natural gas are recognized using the entitlement method of accounting for gas imbalances. Any quantities that are in excess of sales quantities are recorded as a receivable at the lower of the current market price or the market price at the time the imbalance occurred. Any quantities that are lower than the sales quantities are recorded as deferred revenue at the market price at the time the imbalance occurred.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions or unsecured loans. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.

Income Taxes
------------

No provision for income taxes for the Company has been made as the Company has no federal or state income tax liability. Tax attributes are passed through to the partners who assume responsibility for payment of income taxes, if any.


NOTE 3 - LIQUIDITY AND CAPITAL RESOURCES

The Company is in the development stage and will need significant funds to meet its cash calls on its interests in oil and gas prospects to explore, develop, produce, and eventually sell the underlying natural gas and oil products under its interests and to acquire additional properties. On February 26, 2004, Endeavour International Corporation ("Endeavour"), the limited partner of the Company, sold its 99% limited partnership interest in the Company along with its 1% membership interest in Knox Miss, LLC, which is the general partner of the Company, to Knox Gas, LLC ("Knox Gas") for $5 million. Knox Gas is a Delaware limited liability company of which Touchstone Resources USA, Inc. ("Touchstone") owns a 75% interest. In April 2004, Touchstone commenced a private offering of up to $12 million of units comprised of convertible promissory notes and warrants. Touchstone will use the proceeds from the private offering to fund the Company to repay its liabilities and the balance for its working capital requirements.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - NOTES RECEIVABLE - RELATED PARTY

During 2002, Knox Miss LP made a short-term unsecured advance of $5,617 to BPK Resources, Inc. ("BPK"). The Company and BPK had one common director who was also president of BPK during 2003. The advance remained outstanding as of December 31, 2003.

During 2002, Knox Miss LP made a short-term unsecured advance of $2,561 to CSR Waha Partners, L.P. ("CSR-Waha"), a wholly-owned subsidiary of Endeavour until January 2003, during which Endeavour sold 100% of its limited partnership interest in CSR-Waha to BPK. The advance remained outstanding as of December 31, 2003.

During 2002, Knox Miss LP made a short-term unsecured advance of $15,454 to EGI Louisiana, Inc., a wholly-owned subsidiary of Endeavour. The advance remained outstanding as of December 31, 2003.

On February 21, 2003, Knox Miss LP loaned $10,000 to Touchstone Resources, LTD. ("Touchstone Ltd") for which it received a 10% unsecured demand promissory note. Touchstone Ltd was the parent company of Touchstone and Touchstone was the managing member of CSR, LLC and PHT Gas, LLC, which are the general partners of CSR-Waha and PHT Partners, LP, respectively. PHT Partners, LP was a wholly-owned subsidiary of Endeavour. As of December 31, 2003, the principal remained outstanding with accrued interest of $858.

On November 20, 2003, Knox Miss LP made a short-term unsecured advance of $2,250 to Louisiana Shelf Partners, L.P. ("LA Shelf") of which Endeavour owned an equity interest until April 2004, during which Endeavour sold 100% of its limited partnership interest in LA Shelf to Touchstone. The advance remained outstanding as of December 31, 2003.


NOTE 5 - NOTE RECEIVABLE

On June 13, 2003, Knox Miss LP received a promissory note in exchange for a $10,000 loan from an unrelated party. As of December 31, 2003, the principal remained outstanding along with $551 in accrued interest.


NOTE 6 - OIL AND GAS PROPERTIES

During 2002, Knox Miss LP entered into exploration agreements (Exploration Agreements) with SKH Exploration, Inc. ("SKH Exploration") and SKH Energy Partners II, LP ("SKH Energy Partners") to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in the Livingston Transform Area, Longview and Osborn prospects which cover several counties in Mississippi. Pursuant to the Exploration Agreements, Knox Miss LP purchased various leasehold interests from SKH Exploration and SKH Energy Partners for an aggregate purchase price of $2,646,184. Upon any joint sale by the parties of any ownership interests in the Livingston Transform Area prospect, Knox Miss LP will be entitled to receive the first $850,000 of the proceeds. Knox Miss LP paid KAB Investments, Inc. $185,000 fee for services rendered in connection with the acquisition from SKH Exploration.

All operations in the Livingston Transform Area, Longview and Osborn Prospects will be conducted in accordance with the provisions of Joint Operating Agreements between the parties. The Joint Operating Agreements are to be in a standard industry form with minor modifications as agreed to by the parties. Knox Miss LP is to be named as the operator in each of the Joint Operating Agreements. Subsequent to one year after the date of the exploration agreements, if either party to the relevant exploration agreement elects to drill an initial prospect exploratory well, then, depending on the results of the drilling activities, if the other party to the Exploration Agreement elects not to participate in the drilling activities, it may be obligated to relinquish to the participating party: i.) its interest or right to earn or acquire an interest in the producing unit established for the initial prospect exploratory well, and ii.) a portion of its interest or right to earn or acquire an interest in the remainder of the Prospect Area depending on the results of the drilling activities.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 - OIL AND GAS PROPERTIES (Continued)

On May 23, 2002, Knox Miss LP entered into an Exploration and Development Agreement (the "Agreement") with Clayton Williams Energy, Inc. ("Clayton Williams") to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in certain prospects which cover several counties in Mississippi. Pursuant to the Agreement, Knox Miss LP was required to pay Clayton Williams management fee in aggregate amount of $500,000 payable in twenty-four monthly installments. During 2003 and 2002, Knox Miss LP had purchased 50% working interests in various oil, gas and mineral leases. As a result of the settlement of Knox Miss LP's lawsuit with Clayton Williams on May 26, 2004 (See Note 12), Knox Miss LP assigned all of its leasehold interests it acquired, from May 23, 2002 through April 30, 2004 in the original area of mutual interests back to Clayton Williams except for the School Board Lease, which Knox Miss LP acquired in August 2002 for $136,644. In addition, Knox Miss LP assigned all of its leasehold interests in the Savannah Lake prospect it acquired from SKH Energy during 2002 to Clayton Williams, the value of which was approximately $261,474 and was recorded under advanced payments to operators as of December 2003 and 2002.

During 2003 and 2002, Knox Miss LP acquired various leasehold interests in the Noxubee County, Mississippi. As a result of Knox Miss LP's lawsuit settlement with Clayton Williams, Knox Miss LP assigned half of its leasehold interests in the Noxubee County to Clayton Williams. As of December 31, 2003, the total value of Knox Miss LP's leasehold interests in the Noxubee County was $45,124.

Oil and gas properties consisted of the following at December 31, 2003:

                    Unproved properties acquisition costs           $2,566,478
                    Other capitalized costs                            200,145
                                                                    ------------

                    Net capitalized oil and gas properties          $2,766,623
                                                                    ============


NOTE 7 - NOTES PAYABLE - RELATED PARTY

In February 2003, Knox Miss LP borrowed $1,200,000 from Gibralt US, Inc. ("Gibralt") and issued a promissory note bearing interest at 12%. The note was payable the earlier of June 30, 2003 or upon closing of $2,000,000 of equity financing by Endeavour. Gilbralt also received 75,000 shares of common stock in Endeavour for making the loan. The market value of the shares issued to Gibralt was $352,500 and was recorded as a discount on the loan, which was amortized over the term of the loan. The loan was guaranteed by Endeavour and FEQ Investments. This note was repaid in July 2003.


NOTE 8 - NOTES PAYABLE

In July 2003, Knox Miss LP issued a demand note for $3,500 to CSR-Waha. The note remained outstanding as of December 31, 2003.

During 2003, the Company received advances in the total amount of $302,000 from LA Shelf, which were repaid in 2003.

During 2003, the Company received advances in the total amount of $390,000 from Louisiana X Investors, LLC, which were repaid in 2003. Louisiana X Investors, LLC is an equity investor in LA Shelf.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 - PARTNERS' CAPITAL

Endeavour, a Nevada corporation, was the sole limited partner of the Company with a 99% interest until February 2004, during which it sold 100% of its limited partnership interest in the Company to Knox Gas (See Note 3 and 13). Knox Miss, LLC is the general partner of the Company with a 1% interest. During 2003 and 2002, Endeavour made capital contributions of $1,699,500 and $3,845,000, respectively, to the Company while Knox Miss, LLC contributed $27,325 during 2002.

Before the sale of its 1% membership interest in Knox Miss LLC, pursuant to Knox Miss, LLC's operating agreement, Endeavour was designated as the managing member of Knox Miss, LLC and given the authority to make all decisions on behalf of Knox Miss, LLC. Pursuant to the terms of the Partnership agreement of Knox Miss LP, the sole limited partner is entitled to receive 99% of all cash generated by Knox Miss LP from its operations or received from the disposition of its assets until such time as the sole limited partner has recovered its capital contributions to the partnership. Subsequent to recovering its capital contribution, the sole limited partner is entitled to receive 75% of all cash generated by Knox Miss LP from its operations or received from the disposition of its assets.


NOTE 10 - RELATED PARTY TRANSACTIONS - NOT DESCRIBED ELSEWHERE / CONCENTRATIONS

During 2002, the Company entered into a long-term consulting agreement of $3,000 per month with ESC Consulting, Inc. At the time the contract was executed, the president of ESC Consulting was also the president of FEQ Investments, Inc. (the former managing member of PHT Gas, LLC and CSR, LLC,. Subsequently, the president of FEQ Investments resigned and a new president was appointed.



During March 2003, the Company paid investment-banking fees of $60,000 to FEQ. The investment-banking fees related to the $1,200,000 loan the Company borrowed from Gibralt (see Note 7).

The Company is a subsidiary of Endeavour, which is a publicly held company. The accounts of the Company were included in the consolidated financial statements of Endeavour for 2003 and 2002.


NOTE 11 - SUPPLEMENTARY CASH FLOW DISCLOSURES

Cash paid during the period for interest and income taxes was as follows:

                                                           December 31,
                                                       ------------------
                                                         2003      2002
                                                       -------    -------

      Interest paid                                    $55,861    $     -
                                                       =======    =======

      Income taxes paid                                $     -    $     -
                                                       =======    =======


Non-Cash Investing and Financing Transaction
--------------------------------------------

During 2002, Endeavour paid $1,660,000 for the Company to acquire certain oil and gas interests in Mississippi, which was recorded by the Company as capital contributed by Endeavour.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11 - SUPPLEMENTARY CASH FLOW DISCLOSURES (Continued)

In connection with the Company's borrowing of $1,200,000 from Gibralt, Endeavour issued 75,000 shares of its common stock to Gibralt (see Note 7). The 75,000 shares were valued at $352,500 and were recorded as a discount on the loan, which was amortized over the term of the loan.

The Company incurred accounts payable for the acquisition of oil and gas leasehold interests in the amount of $175,000 for the year ended December 31, 2002.


NOTE 12 - SETTLEMENT OF LAWSUIT WITH CLAYTON WILLIAMS

On or about May 3, 2003, Knox Miss LP filed a complaint in the District Court Of Harris County, Texas, 234th Judicial District against Clayton Williams as a result of Clayton Williams' breach of the Exploration and Development Agreement (the "Agreement") (See Note 6). Under the Agreement, Knox Miss LP had the right to participate for a 50% share of certain leases acquired by Clayton Williams during the term of the Agreement. Knox Miss LP had elected to participate in the acquisition of certain additional leases and paid in excess of $1.7 million to Clayton Williams between July and February 2003 in payment of its share of the acquisition costs. In April 2003, Clayton Williams notified Knox Miss LP that it would not permit Knox Miss LP to participate, alleging that the foregoing payments were not received within the time frame set forth in the Agreement. Knox Miss LP seeked a declaratory judgment establishing its right under the Agreement to participate in the acquisition of the leases at issue and damages arising from Clayton Williams' breach of the Agreement together with attorney's fees, interest and court costs. Clayton Williams had denied all allegations.

On October 31, 2003, Clayton Williams filed a counterclaim against Knox Miss LP and a third party petition against PHT Gas, LLC alleging that Knox Miss LP breached the Agreement by assigning an overriding royalty interest to PHT Gas, LLC in the area of mutual interest ("AMI") subject to the Agreement to PHT Gas, LLC. Clayton Williams sought a declaratory judgment establishing its rights under the Agreement and an order of specific performance compelling Knox Miss LP to convey the royalty interest to Clayton Williams together with attorney's fees. Knox Miss LP had not answered the counterclaim.

On May 26, 2004, Knox Miss LP and Clayton Williams entered into a Settlement Agreement and Mutual Release ("Settlement"), pursuant to which:

   A. Clayton Williams paid $75,000 to Knox Miss LP;

   B. Knox Miss LP assigned all of its leasehold interests it acquired from May 23, 2002 through April 30, 2004 in the AMI to Clayton Williams except for the School Board Lease on the Mathiston prospect, in which Knox Miss LP keeps its 50% interest (see Note 6);

   C. Knox Miss LP assigned all of its leasehold interests it acquired pursuant to an exploration agreement with SKH Exploration (see Note 6) in the Savannah Lake prospect to Clayton Williams;

   D. Knox Miss LP assigned half of the leasehold interests it acquired for $90,249 in the Noxubee County, Mississippi to Clayton Williams;

   E. Knox Miss LP received a release of certain deed of trust between Knox Miss LP as the grantor and Trident Growth Fund as the beneficiary as to the interests assigned by Knox Miss LP to Clayton Williams;

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 12 - SETTLEMENT OF LAWSUIT WITH CLAYTON WILLIAMS (Continued)

   F. Knox Miss LP was deemed to have paid all amounts owed to Clayton Williams as of April 30, 2004 and received a credit from Clayton Williams in the amount of $1,000,000. The credit is to be applied to Knox Miss LP's share of the drilling and completing costs of the Gammill well, which is estimated to be $1,649,999, as well as the final monthly payment of Knox Miss LP's AMI management fee owed to Clayton Williams in the amount of $20,833 (See Note 6). The Gammill well will be drilled within the School Board Lease on the Mathiston prospect;

   G. Knox Miss LP withdrew its leasehold interests and participation rights on the Natchez Trace prospect. As a result, the advance payment Knox Miss LP made to Clayton Williams in the amount of $549,600 in April 2004 was also applied as a credit towards Knox Miss LP's share of the drilling and completing costs of the Gammill well; and

   H. Knox Miss LP paid the remaining balance of $257,875 for its share of the drilling and completing costs of the Gammill well to Clayton Williams.

   As a result of the Settlement, Knox Miss LP recorded $946,691 and $754,997 of advanced payments to Clayton Williams as of December 31, 2003 and 2002 respectively. The advanced payments to Clayton Williams represent the excess payments to Clayton Williams over the cost of the School Board Lease and management fees. Knox Miss LP also recorded a loss of $590,917 as a result of the Settlement.


NOTE 13 - COMMITMENTS AND CONTINGENCIES

General
-------

The oil and gas industry is subject to regulation by federal, state and local authorities. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry. The Company believes it is in compliance with all federal, state and local laws, regulations applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
-------------------------------

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes these policies provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the Prospect.

Potential Loss of Oil and Gas Interests/ Payments Due
-----------------------------------------------------

If the Company does not pay its share of future AFE invoices it may have to forfeit all of its rights in certain of its interests in the Prospect and any related profits. If one or more of the other members of the Prospect fail to pay their share of the Prospect costs, the Company may need to pay additional funds to protect its investment.

                            KNOX MISS PARTNERS, L.P.
                          (A Development Stage Entity)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 14 - SUBSEQUENT EVENTS NOT DISCLOSED ELSEWHERE

In February 2004, Endeavour sold its 99% limited partnership interest in the Company and 1% membership interest in Knox Miss, LLC to Knox Gas for $500,000 cash and a $4,500,000 short-term note that is secured by a pledge of the limited partnership interest (see Note 3).

To the Shareholders and Officers
LOUISIANA SHELF PARTNERS, L.P.
5858 Westheimer Street
Houston, TX 77057

We have audited the accompanying balance sheet of Louisiana Shelf Partners, L.P. (a Delaware limited partnership in the development stage) as of December 31, 2003, and the related statements of operations, partners' capital, and cash flows for the year then ended and for the period from November 19, 2002 (inception), to December 31 2002, and for the period from November 19, 2002 (inception), to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louisiana Shelf Partners, L.P. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, and for the period from November 19, 2002 (inception), to December 31, 2002, and for the period from November 19, 2002 (inception), to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



MORGENSTERN & ASSOCIATES
Certified Public Accountants
Marlton, NJ

June 25, 2004

                               LOUISIANA SHELF PARTNERS, L.P.
                                (A DEVELOPMENT STAGE COMPANY)
                                        BALANCE SHEET


                                           ASSETS
                                           ------
                                                                               December 31,
                                                                               ------------
                                                                                   2003
                                                                                ----------
Current Assets
   Cash and cash equivalents                                                    $   31,827
   Notes receivable - related party                                                161,000
   Other receivables                                                                68,721
   Other current assets                                                            251,110
                                                                                ----------

Total Current Assets                                                               512,658

Oil and gas properties - costs not being amortized                               4,136,069
Investments in limited partnerships                                                111,860
                                                                                ----------

                                                                                $4,760,587
                                                                                ==========


                              LIABILITIES AND PARTNERS' CAPITAL
                              ---------------------------------

Current Liabilities
   Accounts payable and accrued expenses                                        $  266,414
   Payables for oil and gas interests                                                  722
   Notes payable                                                                     2,000
                                                                                ----------

Total Current Liabilities                                                          269,136

Total Partners' Capital, including deficit accumulated during the
    development stage of $4,437,207                                              4,491,451
                                                                                ----------

                                                                                $4,760,587
                                                                                ==========





   The accompanying notes are an integral part of these financial statements.

                                       LOUISIANA SHELF PARTNERS, L.P.
                                        (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL


                                                  For the Year     November 19, 2002      November 19, 2002
                                                    Ended            (Inception)            (Inception)
                                                  December 31,      To December 31,        To December 31,
                                                     2003               2002                   2003
                                                  -----------      -----------------      -----------------
Revenues                                          $         -      $               -      $               -
                                                  -----------      -----------------      -----------------
Expenses
   Impairment of unproved properties                4,430,052                      -              4,430,052
   Equity loss in investments                             940                      -                    940
   General and administrative                          44,449                 14,327                 58,776
   General and administrative - related party          19,000                      -                 19,000
                                                  -----------      -----------------      -----------------

Total Expenses                                      4,494,441                 14,327              4,508,768
                                                  -----------      -----------------      -----------------

Loss From Operations                               (4,494,441)               (14,327)            (4,508,768)
                                                  -----------      -----------------      -----------------

Other (Income) Expense
   Interest income                                    (71,561)                     -                (71,561)
                                                  -----------      -----------------      -----------------

Total Other (Income) Expense                          (71,561)                     -                (71,561)
                                                  -----------      -----------------      -----------------

Net Loss For Year                                  (4,422,880)               (14,327)            (4,437,207)

Beginning Partners' Capital                         2,249,173                      -                      -
   Drawings for the year                                    -                      -                      -
   Additional capital contributed                   6,665,158              2,263,500              8,928,658
                                                  -----------      -----------------      -----------------

Ending Partners' Capital                          $ 4,491,451      $       2,249,173      $       4,491,451
                                                  ===========      =================      =================






   The accompanying notes are an integral part of these financial statements.

                                                 LOUISIANA SHELF PARTNERS, L.P.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                                    STATEMENTS OF CASH FLOWS


                                                                                       November 19, 2002     November 19, 2002
                                                                      Year Ended        (Inception) to        (Inception) to
                                                                     December 31,         December 31,          December 31,
                                                                     ------------      -----------------     -----------------
                                                                        2003                  2002                2003
                                                                     -----------          -----------        -----------------
Cash flows from operating activities:
   Net loss for year                                                 $(4,422,880)         $   (14,327)         $(4,437,207)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
      Impairment of unproved properties                                4,430,052                    -            4,430,052
      Equity loss in investments                                             940                    -                  940
   Changes in assets and liabilities:
      Other receivables                                                  (68,721)                   -              (68,721)
      Other current assets                                              (251,110)                   -             (251,110)
      Accounts payable and accrued expenses                               12,751                4,077               16,828
                                                                     -----------          -----------          -----------
Net cash used in operating activities                                   (298,968)             (10,250)            (309,218)
                                                                     -----------          -----------          -----------

Cash flows from investing activities:
      Notes receivable - related party                                (1,546,000)             (62,000)          (1,608,000)
      Repayment of notes receivable - related party                    1,447,000                    -            1,447,000
      Notes receivable                                                  (972,000)                   -             (972,000)
      Repayment of notes receivable                                      972,000                    -              972,000
      Investment in limited partnerships                                (112,800)                   -             (112,800)
      Oil and gas properties                                          (6,215,813)          (2,100,000)          (8,315,813)
                                                                     -----------          -----------          -----------
Net cash used in investing activities                                 (6,427,613)          (2,162,000)          (8,589,613)
                                                                     -----------          -----------          -----------

Cash flows from financing activities:
      Proceeds from borrowings                                             2,000                    -                2,000
      Receipts of subscription receivables                             6,665,158            2,263,500            8,928,658
                                                                     -----------          -----------          -----------
Net cash provided by financing activities                              6,667,158            2,263,500            8,930,658
                                                                     -----------          -----------          -----------

Net decrease in cash and cash equivalents                                (59,423)              91,250               31,827


Cash and cash equivalents, beginning of year                              91,250                    -                    -
                                                                     -----------          -----------          -----------

Cash and cash equivalents, end of year                               $    31,827          $    91,250          $    31,827
                                                                     ===========          ===========          ===========






   The accompanying notes are an integral part of these financial statements.

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Louisiana Shelf Partners, L.P. (the "Company"), a Delaware limited partnership, was formed under the laws of the State of Delaware on November 19, 2002. The general purpose of the Partnership is to form and engage in oil and gas exploration activities on various properties located in Cameron Parish, Louisiana. The Partnership is an official operator approved by the State of Louisiana.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------
The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Cash and cash equivalents
-------------------------
For purposes of reporting the statements of cash flows, the Partnership considers all certificates of deposit and money market funds purchased with maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk
-----------------------------
Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash deposits at financial institutions or unsecured loans. At various times during the year, the Partnership may exceed the federally insured limits. To mitigate this risk, the Partnership places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.

Fair Value of Financial Instruments
-----------------------------------
The Partnership's financial instruments, including cash and cash equivalents, receivables, and notes payables, are carried at cost, which approximates fair value.

Income Taxes
------------
No provision has been made for federal income taxes as Louisiana Shelf Partners is a partnership. Generally, the partners are liable for individual federal and state income taxes on their share of the Partnership's taxable income.

Oil and Gas Accounting
----------------------
The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, drill and equip exploratory wells that find proved reserves, and drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, associated geological and geophysical costs, and associated costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

Valuation allowances are provided if the net capitalized costs of gas and oil properties at the field level exceed their realizable values based upon expected future cash flows.

Upon the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Upon the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue is recognized at the time title passes on oil and gas quantities, less any royalties due. Revenues related to natural gas are recognized using the entitlement method of accounting for gas imbalances. Any quantities that are in excess of sales quantities are recorded as a receivable at the lower of the current market price or the market price at the time the imbalance occurred. Any quantities that are lower than the sales quantities are recorded as deferred revenue at the market price at the time the imbalance occurred.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Management believes that it is reasonably possible the following material estimates affecting the financial statements could significantly change in the coming year (1) estimates of proved oil and gas reserve, (2) estimates as to the expected future cash flow from proved oil and gas properties, and (3) estimates of future dismantlement and restoration costs.

The Company's business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future.

By definition, proved reserves are based on current oil and gas prices. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

Dismantlement, Restoration and Environmental Costs
--------------------------------------------------
At the time oil and gas property reaches the end of its useful life, equipment is dismantled, wells are plugged and the property must be restored to a condition required by environmental laws and regulations. Any estimated costs relating to future dismantlement and restoration are amortized with capitalized development costs by field based on proved reserves. The additional amortization will be carried on the balance sheet as an accrued liability. As of December 31, 2003 and 2002, the Company has accrued no such costs as management deems that the salvage value of the well offsets the current cleanup estimate.


NOTE 3 - NOTE RECEIVABLE - RELATED PARTY

On January 7, 2003, Louisiana Shelf Partners loaned $1,220,000 to FEQ Investments, Inc. in return for a 10% demand promissory note. As of December 31, 2003, principal in the amount of $130,000 along with $60,515 in accrued interest remained outstanding.

During 2003 and 2002, Louisiana Shelf Partners loaned $162,000 to Michael Garnick in return for a 10% demand promissory note. As of December 31, 2003, the principal had been repaid however $5,152 in accrued interest remained outstanding.

On April 29, 2003, Louisiana Shelf Partners loaned $500,000 to BWP Gas, LLC in return for a 10% demand promissory note. As of December 31, 2003, the promissory note has been repaid.

In August 2003, Louisiana Shelf Partners loaned $62,000 to Mark Bush in return for a demand promissory note. As of December 31, 2003, principal in the amount of $22,000 remained outstanding.

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - NOTE RECEIVABLE - RELATED PARTY (Continued)

In December 2003, Louisiana Shelf Partners loaned $9,000 to Touchstone Resources USA, Inc in return for a demand promissory note. As of December 31, 2003, principal in the amount of $9,000 remained outstanding.


NOTE 4 - NOTES RECEIVABLE

During 2003, Louisiana Shelf Partners loaned $310,000 to 1025 Investments Inc. in return for various 10% demand promissory notes. As of December 31, 2003, the principal has been repaid however $1,625 in accrued interest remained outstanding.

On February 12, 2003, Louisiana Shelf Partners loaned $100,000 to IP Services, Inc. in return for a 10% demand promissory note. As of December 31, 2003, the principal has been repaid however $986 in accrued interest remained outstanding.

During 2003, Louisiana Shelf Partners loaned $302,000 to Knox Miss Partners, L.P. in return for various demand promissory notes. As of December 31, 2003, the principal has been repaid.

In November 2003, Louisiana Shelf Partners loaned $50,000 to Montex Exploration, Inc. in return for a demand promissory note. As of December 31, 2003, the principal has been repaid.


NOTE 5 - OIL AND GAS PROPERTIES

As of December 31, 2003, LSP acquired various geological and geophysical data and interests in oil, gas and mineral leases located in Cameron Parish, Louisiana for an aggregate purchase price of $4,760,039.

The initial test well drilled during 2003 was determined to be a dry hole. As a result, all the drilling costs incurred on this well in the amount of $3,438,914 were written off during the third and fourth quarters of 2003.

Management has decided not to pursue additional exploration within two of the four leases in Cameron Parish offshore Louisiana. Consequently, these leases were allowed to lapse in March 2004. The Company has recorded impairment charges of $991,138 in the fourth quarter of 2003 consisting of all the lease acquisition costs related to these leases.

Louisiana Shelf Partners is the holder of two leases in the State Waters adjoining Cameron Parish, Louisiana. State Lease 17742 will expire in March 2006, providing that the annual rentals are promptly paid in March 2005. State Lease 17666 will expire in December 2005, provided that the annual rentals are promptly paid in December 2004.

Louisiana Shelf Partners is an approved operator in the State of Louisiana and has issued an Authority of Expenditure ("AFE") for future expenditures in the amount of $4,107,000 in relation to their prospect in State Lease 17742, Cameron Parish, Louisiana, Block 4 (See Note 12). The Partnership will have to raise funds through additional capital calls in order to meet these expenditures.

Oil and gas properties consisted of the following at:

                                                  December 31,
                                                      2003
                                                   ----------

Unproved properties acquisition costs              $3,491,415
Other capitalized costs                               277,486
Work in progress                                      367,168
                                                   ----------
Net capitalized oil and gas properties             $4,136,069
                                                   ==========

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - EQUITY INTERESTS IN ENTITIES WITH OIL AND GAS PROPERTIES

PHT Vicksburg Partners, L.P.
----------------------------
On October 8, 2003, the Company entered into a limited partnership agreement with PHT Gas, LLC and formed PHT Vicksburg Partners, LP ("PHT Vicksburg") of which the Company is a limited partner with an approximate 15% interest and PHT Gas, LLC is the general partner. As of December 31, 2003, the Company contributed $112,800 to PHT Vicksburg. Pursuant to the partnership agreement, the Company and other PHT Vicksburg members will be called upon from time to time for additional contributions to meet the reasonable capital requirements of PHT Vicksburg. In October 2003 and subsequently in January 2004, PHT Vicksburg acquired various oil, gas and mineral leases located in the East Coastal Filed Prospect in Starr and Hidalgo counties, Texas for an aggregate purchase price of approximately $518,000.

On October 8, 2003, PHT Vicksburg entered into an Exploration agreement with Touchstone Resources USA, Inc. to jointly cooperate and participate in the exploration and development of oil and gas leases in the contract area in the East coastal Prospect. Touchstone USA is the operator. As of December 31, 2003, PHT Vicksburg's share of drilling costs was approximately $373,227.

The following table summarizes the Company's interests in oil and gas non-public limited partnerships accounted for under the equity method of accounting as of December 31, 2003.

                                         December 31, 2003
                               -----------------------------------------
                                                          Excess of
                                                       Carrying Value
                                 Carrying Value       Over Net Assets
                               -------------------   -------------------

   PHT Vicksburg Partners      $           111,860   $                -
                               -------------------   -------------------

                               $          111,860    $                -
                               ===================   ===================

The following table summarizes financial information for the limited partnerships accounted for under the equity method of accounting at December 31, 2003 and has been compiled from the financial statements of the respective entities:

                                                      December 31, 2003
                                                    -------------------------
                                                         (Unaudited)

Total Assets                                       $               966,778
                                                    =========================

Total Liabilities                                  $               223,297
                                                    =========================

                                                          Year Ended
                                                      December 31, 2003
                                                    -------------------------
                                                         (Unaudited)
Results of Operations:
Revenue                                            $
                                                                         -

Loss from operations                               $
                                                                   (4,519)
Net Loss                                           $
                                                                   (4,519)

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS




NOTE 7 - NOTES PAYABLE

On June 27, 2003, Louisiana Shelf Partners borrowed $2,000 from CSR-Waha Partners, in return for a demand promissory note. If not paid on demand, the note will begin to accrue interest at 10%. The principal remained outstanding as of December 31, 2003.

NOTE 8 - PAYABLES FOR OIL AND GAS INTERESTS

At December 31, 2003 and 2002, the Company owed payables for oil and gas interests, in connection with the acquisition of Louisiana Prospects, in the amount of $722 and $370,000 respectively.


NOTE 9 - PARTNERS' CAPITAL

As of December 31, 2003, the Partnership required $9,027,000 in capital contributions from its eleven limited and one general partner of which $8,928,658 has been paid. The Partnership has approximately $71,342 of subscription receivables due from its limited partners and $27,000 due from the general partner.

Pursuant to the terms of the Partnership agreement of Louisiana Shelf Partners, L.P., the limited partners are entitled to receive 99% of all cash generated by Louisiana Shelf Partners, L.P. from its operations or received from the disposition of its assets until such time as the limited partners have recovered its capital contributions to the partnership. Subsequent to recovering its capital contribution, the limited partners are entitled to receive 60% of all cash generated by Louisiana Shelf Partners, L.P. from its operations or received from the disposition of its assets.


NOTE 10 - RELATED PARTY TRANSACTIONS - NOT DESCRIBED ELSEWHERE / CONCENTRATIONS

During 2003, the Company entered into a long-term consulting agreement of $2,000 per month with ESC Consulting, Inc. At the time the contract was executed the president of ESC Consulting was also the president of FEQ Investments, Inc. Subsequently, the president of FEQ Investments resigned and a new president was appointed.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

General
-------
The oil and gas industry is subject to regulation by federal, state and local authorities. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry. The Company believes it is in compliance with all federal, state and local laws, regulations applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
-------------------------------
The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes these policies provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the Prospect.

                         LOUISIANA SHELF PARTNERS, L.P.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

Potential Loss of Oil and Gas Interests/ Payments Due
-----------------------------------------------------
If the Company does not pay its share of future cash calls it may have to forfeit all of its rights in certain of its interests in the Prospect and any related profits. If one or more of the other members of the Prospect fail to pay their share of the Prospect costs, the Company may need to pay additional funds to protect its investment.


NOTE 12 - SUBSEQUENT EVENTS

During January 2004, Louisiana Shelf Partners received the remaining $130,000 of principal from FEQ Investments, Inc.

During January through June 2004, Louisiana Shelf Partners received cash calls related to its investment in PHT Vicksburg in the amount of $427,500. The cash calls have subsequently been paid.

During January through March 2004, Louisiana Shelf Partners loaned an additional $20,700 to Touchstone Resources USA, Inc.

During February 2004, Louisiana Shelf Partners received $20,000 as payment of principal from Mark Bush.

During March 2004, Louisiana Shelf Partners borrowed $100,000 from FEQ Gas, LLC and issued a 3% demand promissory note.

During 2004, Louisiana Shelf Partners received the remaining $71,342 of capital contributions due from their limited partners for capital contributions as of December 31, 2003.

During June 2004, Louisiana Shelf Partners issued an Authority for Expenditure ("AFE") for future expenditures in the amount of $4,107,000 in relation to their prospect in State Lease 17742, Cameron Parish, Louisiana, Block 4.

During June 2004, Louisiana Shelf Partners issued a capital call in the amount of $4,400,000 of which $634,658, has been paid.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING STATEMENTS OF TOUCHSTONE RESOURCES USA, INC. (FORMERLY THE COFFEE EXCHANGE, INC.)

The Company completed the following acquisitions through April 30, 2004.

    o On March 23, 2004, Touchstone Resources USA, Inc. (formerly The Coffee Exchange, Inc.) (the "Company" or "Touchstone"), a Delaware corporation, acquired 100% of the outstanding shares of capital stock of Touchstone Resources USA, Inc., a Texas Corporation ("Touchstone Texas") and wholly-owned subsidiary of Touchstone Resources, Ltd. ("Touchstone Ltd."), in consideration for which the Company issued 7,000,000 shares of common stock to Touchstone Ltd. ("Touchstone Acquisition").

    o On March 23, 2004, Touchstone Louisiana, Inc., a Nevada Corporation and wholly-owned subsidiary of the Company ("Touchstone Louisiana"), acquired a 10% membership interest in LS Gas, LLC, a Delaware limited liability company, from Touchstone Ltd., in consideration for which the Company issued 100,000 shares of common stock to Touchstone Ltd.

    o On March 23, 2004, Touchstone Vicksburg, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Touchstone Vicksburg"), acquired a 9.9% limited partnership interest in PHT Vicksburg Partners, LP, a Delaware limited partnership, from Montex Exploration, Inc. ("Montex"), a Delaware corporation, for $48,000.

    o On March 23, 2004, Touchstone Awakino, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Touchstone Awakino"), acquired a 4.6% membership interest in Awakino South Exploration, LLC, a Delaware limited liability company, from Montex for $150,000.

    o On March 24, 2004, the Company purchased a 75% membership interest in Knox Gas, LLC ("Knox Gas"), and a 1% interest in Knox Miss, LLC ("Knox Miss LLC"), a Delaware limited liability company and the general partner of Knox Miss Partners, LP ("Knox Miss LP"). The Company agreed to make capital contributions to Knox Gas in the amount of $5 million to fund Knox Gas' obligations to Endeavour International Corporation ("Endeavour") under a secured 4% installment note.

    o On March 26, 2004, the Company agreed to contribute $475,000 to PHT Stent Partners, LP ("PHT Stent"), a Delaware limited partnership formed in March 2004, in exchange for an approximate 23.95% limited partnership interest in PHT Stent.

    o On April 1, 2004, the Company agreed to contribute $1,350,000 to PHT Vela Partners, LP ("PHT Vela"), a Delaware limited partnership formed in January 2004, in exchange for a 35.64% limited partnership interest in PHT Vela.

    o On April 4, 2004, the Company made an initial capital contribution of $550,000 and an additional contribution of $50,000 to PHT Wharton Partners, LP ("PHT Wharton"), a Delaware limited partnership formed in January 2004, in exchange for a 29.41% limited partnership interest in PHT Wharton.

    o On April 22, 2004, the Company contributed $251,000 to PHT West Pleito Gas, LLC ("PHT West Pleito"), a Delaware limited liability company formed in April 2004, in exchange for a 83.4% membership interest in PHT West Pleito.

    o On April 30, 2004, Touchstone Louisiana purchased a 24.9975% Class A limited partnership interest in Louisiana Shelf Partners, L.P. ("LSP"), a Delaware limited partnership from Endeavour, in consideration for which the Company paid $250,000 in cash and issued a contingent promissory note in the amount of $2 million to Endeavour.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET REFLECTS THE ABOVE ACQUISITIONS AS FOLLOWS:

The unaudited historical condensed consolidated balance sheet of Touchstone Resources USA, Inc. (formerly The Coffee Exchange, Inc.) as of March 31, 2004 reflects the Company's acquisition of Touchstone Texas, and its acquisition of the membership interest in Knox Gas and the limited partnership interest in PHT Stent; Touchstone Louisiana's acquisition of the membership interest in LS Gas, LLC; Touchstone Vicksburg's acquisition of the limited partnership interest in PHT Vicksburg Partners, LP; and Touchstone Awakino's acquisition of the membership interest in Awakino South Exploration, LLC.

The unaudited pro forma condensed consolidated balance sheet reflects the Company's acquisition of the limited partnership interest in PHT Vela, PHT Wharton, and LSP as if those acquisitions took place on March 31, 2004.

The pro forma balance sheet did not include the Company's investment in PHT West Pleito due to immateriality.

THE UNAUDITED PRO FORMA CONDENSED COMBINING CONSOLIDATED STATEMENT OF OPERATIONS REFLECTS THE ABOVE ACQUISITIONS AS FOLLOWS:

The unaudited pro forma condensed consolidated statement of operations reflects the Company's acquisition of Touchstone Texas, the membership interest in Knox Gas, and the limited partnership interest in LSP as if those acquisitions took place on January 1, 2003.

The pro forma income statement did not include the Company's equity loss on its investments in PHT Stent, PHT Wharton, PHT Vela, and PHT West Pleito since these four partnerships were formed in 2004.

The pro forma income statement did not include the equity loss of Touchstone Vicksburg on its investment in PHT Vicksburg Partners, LP for 2003 due to immateriality.

The pro forma income statement did not include the equity loss of Touchstone Awakino on its investment in Awakino South Exploration, LLC for 2003 due to immateriality.

The pro forma income statement did not include the equity loss of Touchstone Louisiana on its investment in LS Gas, LLC for 2003 due to immateriality.

The pro forma income statement did not include the historical statement of operations of Knox Gas for the year ended December 31, 2003 since Knox Gas was formed in 2004.

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are presented in accordance of paragraph (d) of Item 310 of Regulation SB and are presented for illustrative purposes only and are not necessarily indicative of the financial position and results of operations that would have been achieved if the proposed transactions had been consummated on the above dates. This unaudited pro forma information should be read in conjunction with the Company's historical financial statements for the year ended December 31, 2003 and the quarter ended March 31, 2004, and the 2003 Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB for the period ended March 31, 2004, Forms 8-K filed on April 15, 2004 and May 24, 2004, and the other financial statements included in this Form 8-K/A. A copy of the Forms 10-KSB, 10-QSB and 8-K, as well as other documents filed by Touchstone with the Securities and Exchange Commission, are available to the public at www.sec.gov. Also included in this amended Form 8-K is the historical financial information of Touchstone Texas, Knox Miss LP, and LSP.

                                             TOUCHSTONE RESOURCES USA, INC.
                                              (A DEVELOPMENT STAGE ENTITY)
                                     Pro Forma Condensed Consolidated Balance Sheet
                                                     March 31, 2004
                                                       (Unaudited)



                                                         ASSETS
                                                         ------

                                                               Historical
                                                               Touchstone
                                                                Resources         Pro Forma                 Pro Forma
                                                                USA, Inc.         Adjustments                Balance
                                                               -----------        ----------               ------------
Current assets
   Cash and cash equivalents                                   $ 1,181,845        $ (850,000) (A)(B)       $    331,845
   Accounts receivable                                           2,445,120                 -                  2,445,120
   Notes and interest receivable                                    36,554                 -                     36,554
   Prepaid expenses                                              1,020,057                 -                  1,020,057
   Other assets                                                    350,000                 -                    350,000
                                                               -----------        ----------               ------------

Total current assets                                             5,033,576          (850,000)                 4,183,576

Undeveloped oil and gas interests, using successful efforts      4,137,523                 -                  4,137,523
Investment in limited partnerships and liability companies         954,265         2,200,000  (A)(B)(C)       3,154,265
Goodwill                                                         1,249,430                 -                  1,249,430
Furniture and fixtures, net                                         35,658                 -                     35,658
                                                               -----------        ----------               ------------
                                                               $11,410,452        $1,350,000               $ 12,760,452
                                                               ===========        ==========              =============


                                          LIABILITIES AND STOCKHOLDERS' DEFICIT
                                          -------------------------------------

Current liabilities
   Accounts payable and accrued expenses                       $ 4,530,167        $        -               $  4,530,167
   Notes payable                                                 4,507,500                 -                  4,507,500
   Limited partnership subscriptions payable                       325,000         1,350,000  (C)             1,675,000
   Convertible debenture                                         2,100,000                 -                  2,100,000
                                                               -----------        ----------               ------------
Total current liabilities                                       11,462,667         1,350,000                 12,812,667
                                                               -----------        ----------               ------------

Commitment and contingencies

Minority interest                                                    8,151                 -                      8,151

Stockholders' (deficit) equity
   Common stock                                                     50,000                 -                     50,000
   Additional paid-in capital                                       73,057                 -                     73,057
   Deficit accumulated during the development stage               (183,423)                -                   (183,423)
                                                               -----------        ----------               ------------

Total stockholders' deficit                                        (60,366)                -                    (60,366)
                                                               -----------        ----------               ------------
                                                               $11,410,452        $1,350,000               $ 12,760,452
                                                               ===========        ==========               ============

                                               TOUCHSTONE RESOURCES USA, INC.
                                                (A DEVELOPMENT STAGE ENTITY)
                             Pro Forma Condensed Combining Consolidated Statement of Operations
                                            For the Year Ended December 31, 2003
                                                        (Unaudited)


                                                        (D)
                                                     Historical            (E)
                                  Historical         Touchstone         Historical
                                  The Coffee          Resources         Knox Miss        Pro Forma             Pro Forma
                                Exchange, Inc.        USA, Inc.       Partners, L.P.    Adjustments             Balance
                                --------------      ------------      --------------    -----------           ------------
Revenues                         $          -       $    131,518       $         -       $        -           $    131,518
                                 ------------       ------------       -----------       ----------           ------------

Operating Expenses
   Production expenses and taxes            -             11,391                 -                -                 11,391
   Exploration expenses                     -                  -           309,250                -                309,250
   Bad debt expense                         -             10,393                 -                -                 10,393
   Proved property impairment               -         10,651,113                 -                -             10,651,113
   Depreciation, depletion and
     amortization expense                   -             16,788                 -                -                 16,788
   General and administrative          35,837            957,850           220,115                -              1,213,802
   General and administrative -
     related party                          -                  -            36,000                -                 36,000
                                 ------------       ------------       -----------       ----------           ------------

Total operating expenses               35,837         11,647,535           565,365                -             12,248,737
                                 ------------       ------------       -----------       ----------           ------------

Loss form operations                  (35,837)       (11,516,017)         (565,365)               -            (12,117,219)
                                 ------------       ------------       -----------       ----------           ------------

Other (income) expense
   Loss from limited
     partnerships
     and liability companies                -             52,882                 -        1,105,609 (F)          1,158,491
   Interest income                          -                  -            (1,408)               -                 (1,408)
   Interest expense                     6,247          1,069,792           408,361         (993,901)(E)(G)         490,499
   Loss on settlement of lawsuit            -                  -           590,917                -                590,917
                                 ------------       ------------       -----------       ----------           ------------

Total other expense, net                6,247          1,122,674           997,870          111,708              2,238,499
                                 ------------       ------------       -----------       ----------           ------------

Loss before minority interest         (42,084)       (12,638,691)       (1,563,235)        (111,708)           (14,355,718)
                                 ------------       ------------       -----------       ----------           ------------

Minority interest                           -                  -                 -           15,632 (E)             15,632
                                 ------------       ------------       -----------       ----------           ------------

Net loss to common stockholders  $    (42,084)      $(12,638,691)      $(1,563,235)      $  (96,076)          $(14,340,086)
                                 ============       ============       ===========       ==========           ============


Net loss per common share -
   basic and diluted             $      (0.00)      $     (12.64)      $         -       $        -           $      (0.09)
                                 ============       ============       ===========       ==========           ============

Weighted average number of
   common shares outstanding -
   basic and diluted              166,775,000          1,000,000                 -                -            166,337,990
                                 ============       ============       ===========       ==========           ============

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING STATEMENTS


       A. To record the Company's contribution of $600,000 to PHT Wharton, in exchange for a 29.41% limited partnership interest in PHT Wharton.

       B. To record Touchstone Louisiana purchase of a 24.9975% Class A limited partnership interest in LSP from Endeavour, in consideration for which the Company paid $250,000 in cash along with a contingent promissory note in the amount of $2 million to Endeavour.

       C. To record the Company's subscription for $1,350,000 in PHT Vela, in exchange for a 35.64% limited partnership interest in PHT Vela.

       D. To record the Company's acquisition of 100% ownership interest in Touchstone Texas, in consideration for which the Company issued 7,000,000 shares of common stock to Touchstone Ltd. The statements of operations for Touchstone Texas included in the pro forma are for the twelve months ended December 31, 2003.

       E. To record the Company's purchase of a 75% membership interest in Knox Gas and the 1% interest in Knox Miss LLC. The Company agreed to make capital contribution to Knox Gas in the amount of $5 million. The proceeds of the capital contribution will be used to fund Knox Gas' obligations to Endeavour under a secured 4% installment note issued to Endeavour. Interest expense on the installment note for 2003 was $60,329. Net loss allocated to Knox Miss LLC for 2003 was $15,632.

       F. To record Touchstone Louisiana's purchase of a 24.9975% Class A limited partnership interest in LSP from Endeavour, in consideration for which the Company paid $250,000 in cash and issued a contingent promissory note in the amount of $2 million to Endeavour. The Company's equity loss in LSP for 2003 was $1,105,609.

       G. To record an adjustment for the inducement granted by Touchstone Ltd. to the Company whereby Touchstone Ltd. agreed to forgive the entire balance of the note payable and accrued interest due from Touchstone Texas and record same as additional paid-in capital. Under the assumption that the Touchstone Acquisition took place on January 1, 2003, interest expense on the note due to Touchstone Ltd. for 2003 in the amount of $1,054,230 was eliminated. Interest expense remains for expenditures made in 2003.